Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Timberland Bancorp, Inc. 2014 Equity Incentive Plan of our report dated December 11, 2014, with respect to the consolidated financial statements of Timberland Bancorp, Inc. and Subsidiary (collectively, "Timberland") included in Timberland's Annual Report (Form 10-K) for the year ended September 30, 2014.

/s/ Delap LLP

Lake Oswego, Oregon
February 27, 2015